UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.
Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 8, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), QLT Inc, a corporation incorporated under the laws of British Columbia (“QLT”), and Isotope Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of QLT (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, and the Company will be the surviving corporation (the “Surviving Corporation”) in the merger and a wholly owned indirect subsidiary of QLT (the “Merger”).

In connection with the execution of the Merger Agreement, on June 8, 2015, the Company and QLT entered into a secured note (the “Secured Note”) pursuant to which QLT agreed, subject to the terms and conditions thereof, to provide a secured line of credit of up to $9,853,333 to the Company.

Concurrently with the issuance of the Secured Note, the Company drew $2,460,000 under the Secured Note to finance the filing fee payable by the Company in connection with the filing of the new drug application with the U.S. Food and Drug Administration, as discussed below. On June 10, 2015, the Company drew an additional $1,100,000 to fund its operations. The Secured Note provides that the Company will have the right to draw an additional $600,000 to finance certain manufacturing costs, and beginning in June 2015, may also borrow up to $1,100,000 per month for six months beginning in July 2015, and up to $293,333 in December.

On June 9, 2015, the Company, QLT and U.S. Bank National Association, as collateral agent (“U.S. Bank”) and on behalf and at the direction of the holders of the Company’s outstanding 12% notes (“2014 Notes”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Company and QLT under which the holders of the 2014 Notes agreed to subordinate their security interest in the Company’s assets to the security interest of QLT pursuant to the Secured Note.

In addition, in connection with the execution of the Merger Agreement, each of Nicky V LLC, Kash Flow 18 LLC, James Cannon and Timothy McInerney, as holders of, in the aggregate, $5,250,000 of the 2014 Notes (each, a “Consenting Holder”), entered into an Amendment, Waiver and Consent (each such Amendment, Waiver and Consent, an “Amendment and Waiver”) with the Company pursuant to which each such Consenting Holder agreed, among other things, to waive his or its rights to a mandatory redemption of such Consenting Holder’s 2014 Notes in connection with the consummation of the Merger. Pursuant to the terms of the Amendment and Waiver, the maturity date of the 2014 Notes held by such holders will be the earlier to occur of (a) six months following the closing of the Merger and (b) 12 months after the date on which the Merger Agreement is terminated. The Amendment and Waiver also provides that the interest payable on the 2014 Notes will continue to be 12% per annum, except if there is an “Event of Acceleration” (as defined in the 2014 Notes, the interest rate will increase to 20% per annum from the date of such event.

The Amendment and Waiver also provides the Company with the right to redeem, at its option and upon prior notice, the 2014 Notes held by the Consenting Holders in whole or in part at the redemption price equal to 100% of the principal amount of such 2014 Note plus accrued but unpaid interest thereon.

The description set forth above regarding the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Amendment and Waivers is qualified in its entirety by the Amendments and Waivers, the form of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03 of this Current Report on Form 8-K.

Item 8.01.	Regulation FD Disclosure.

On June 11, 2015, the Company issued a press release announcing that the Company had submitted a new drug application with the U.S. Food and Drug Administration with respect to BromSite™, a drug-candidate developed for the treatment of inflammation and prevention of pain after cataract surgery. The filing of the new drug application satisfies a condition to consummation of the Merger. The closing of the Merger is subject to customary conditions, including approval by the Company’s stockholders. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, the timetable for and ability of QLT and InSite Vision to make future filings with the FDA, including with respect to BromSite™ and DexaSite™, and to conduct future clinical trials, including with respect to the QLT retinoid product candidate, the benefits and synergies of the transaction, including for InSite Vision’s and the combined company’s stockholders, future opportunities for the combined businesses, including with respect to its product candidates and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which QLT and InSite Vision operate; the commercial success of QLT’s and InSite Vision’s products; the parties’ ability to satisfy the merger agreement conditions and consummate the merger on the anticipated timeline or at all; QLT’s ability to successfully integrate InSite Vision’s operations and employees with QLT’s existing business; the ability to realize anticipated growth, synergies and cost savings; QLT’s and InSite Vision’s research and development risks, including with respect to QLT091001, QLT’s lead retinoid product candidate, for the treatment of inherited retinal diseases, and InSite Vision’s efforts to develop and obtain

FDA approval of BromSite™ and DexaSite™, and the combined company’s ability to successfully commercialize, either alone or with partners, such product candidates. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (1) QLT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (2) InSite Vision’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and none of QLT, InSite Vision or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

No Offer or Solicitation

The information in this Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

QLT will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to QLT’s shares of common stock to be issued in the Merger and a proxy statement of the Company in connection with the Merger between QLT and the Company (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to the stockholders of the Company and will contain important information about the Merger and related matters. THE COMPANY’S SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by QLT or the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from QLT or the Company by contacting either (1) “QLT Investor Relations,” QLT Inc, 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5, or by going to QLT’s website at www.qltinc.com under the heading “Investors” or (2) Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com.

Participants in the Solicitation

QLT and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and may have direct or indirect interests in the Merger. Information about QLT’s directors and executive officers is set forth in QLT’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on November 19, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars,” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on February 19, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at InSite Vision Incorporated, 101 965 Atlantic Ave., Alameda, California, 94501, Attn: Investor Relations Department, by telephone at 510-865-8800, or by going to the Company’s Investor Info page on its corporate website at www.insitevision.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the Proxy Statement/Prospectus that QLT will file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Intercreditor Agreement, dated June 9, 2015, among the Company, QLT and U.S. Bank, as collateral agent.

10.2	Form of Amendment, Waiver and Consent.

99.1	Press Release, dated June 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	INSITE VISION INCORPORATED

	By:	/s/ Timothy M. Ruane
Timothy M. Ruane
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Intercreditor Agreement, dated June 9, 2015, among InSite Vision Incorporated, QLT Inc. and U.S. Bank, as collateral agent.

10.2	Form of Amendment, Waiver and Consent.

99.1	Press Release, dated June 11, 2015.